UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)           October 5, 2005
Microfield Group, Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 200, Portland, OR	97209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (503) 419-3580

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. appointment of principal officer.
     Microfield Group, Inc. (the “Company”) announced the appointment of Randall R. Reed as Chief Financial Officer of the Company effective September 19, 2005.
     For the six months prior to Mr. Reed’s appointment as CFO, he was the acting Chief Accounting Officer for the Company. For the past three years Mr. Reed has provided finance, accounting and SEC reporting services to Microfield as an independent consultant. For the past 20 years Mr. Reed has provided financial and accounting services to publicly traded businesses and operated his own financial and accounting consulting business. Prior to entering private industry, Mr. Reed spent several years with Coopers & Lybrand, an international accounting firm, which was later merged into the current PricewaterhouseCoopers.
     Prior to accepting the position of CFO with the Company, Mr. Reed provided accounting and financial reporting services to the Company as an independent contractor. Mr. Reed was on an hourly basis as a consultant pursuant to an independent contractors agreement. The agreement was terminated effective September 19, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 5, 2005.

Microfield Group, Inc.
/s/ A. Mark Walter
A. Mark Walter, President